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                                                                 EXHIBIT 23.1(b)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Plastomer Inc.

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 4, 1996, December 22, 1995 and February 28, 1995 with respect to the financial statements of Plastomer Inc. included in the Registration Statement (Form S-1) and related Prospectus of Chicago Miniature Lamp, Inc. for the registration of 4,255,000 shares of its common stock.




                                                              /s/ Hards Pearson


Barrie, Ontario, Canada,
October 2, 1996.                                          Chartered Accountants